EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-75762 of Bunge Limited on Form S-8 of our report dated April 11, 2003, appearing in this Annual Report on Form 11-K of Bunge North America, Inc. Profit Sharing Plan for the year ended December 31, 2002.


/s/ Deloitte & Touche LLP
St. Louis, Missouri

June 27, 2003